SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Ceck the Appropriate Box:
[x]   Preliminary Proxy Statement
[ ]   Confidential,  for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                               THERMOGENESIS  CORP.
                  (Name of Registrant as Specified in Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)  or
       Item 22(a)(2) of Schedule 14A
[ ] $500  per  each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:
         ________________________________________________________

     2) Aggregate number of securities to which transaction applies:
         _________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
filing    fee    is    calculated    and    how    it    was   determined):
_______________________________________________________

     4) Proposed maximum aggregate value of transaction: _______________

     5) Total Fee Paid: ____________________________________________

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
paid previously.   Identify  the previous filing by registration number, or
the Form or Schedule and the date of its filing.

     1) Amount Prviously Paid: ______________________

     2) Form, Schedule, or Registration No. _________

     3) Filing Party: _______________________________

     4) Date Filed: _________________________________

                          THERMOGENESIS CORP.
                  11431 Sunrise Gold Circle, Suite A
                   Rancho Cordova, California 95742
                            (916) 858-5100









To the Stockholders of THERMOGENESIS CORP.:

      You are invited to attend the Annual Meeting of the Stockholders of THERMOGENESIS CORP. (the "Company") which will be held on May 29, 1996 at 10:00 a.m., local time, at the Courtyard by Marriott, located at 10683 White Rock Road, Rancho Cordova, California 95670.

      The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read that material carefully.

      The Proxy Statement contains important information concerning the election of the Board of Directors, an amendment to the Company's 1994 Stock Option Plan, amendments to the Company's Certificate of Incorporation to provide for (i) a classified board, (ii) a fair pricing provision, (iii) to provide for a one-for-two consolidation of the Company's common stock, and such other matters as may properly come before the meeting, including adjournment of the meeting. I urge you to give these matters your close attention since they are of great significance to the Company and its Stockholders.

      We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

                                    Sincerely,



                                    Philip H. Coelho
                                    President and Chief Executive Officer



April 26, 1996

                              THERMOGENESIS CORP.
                      11431 Sunrise Gold Circle, Suite A
                           Rancho Cordova, CA  95742
                                (916) 638-8357


                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1996

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of THERMOGENESIS CORP., a Delaware corporation (the "Company"), will be held on May 29, 1996 at 10:00 a.m. (PSDT), at the Courtyard by Marriott, located at 10683 White Rock Road, Rancho Cordova, California 95670, for the following purposes, all of which are more completely discussed in the accompanying Proxy
Statement:

      1.To elect five (5) directors to serve one year terms or until their successors have been elected and qualified, subject to longer terms as may be adopted in accordance with the Company's proposed classification of the board of directors as described in Proposal 3 below;

      2.To adopt an amendment to the Company's 1994 Stock Option Plan to increase the number of shares underlying that plan;

3.To approve an amendment to the Company's Certificate of Incorporation to provide for a classified board of directors;

      4.To approve an amendment to the Company's Certificate of Incorporation to provide a "fair pricing" provision;

      5.To consider an amendment to the Company's Certificate of Incorporation to provide for a one-for-two consolidation of the Company's common stock; and

      6.To transact such other business as may properly come before the meeting or any adjournments of the meeting.

      Only Stockholders of record at the close of business on April 19, 1996 are entitled to notice of, and to vote at, the Annual Meeting of the Stockholders.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Charles de B. Griffiths
                                    Secretary

April 26, 1996


YOU ARE CORDIALLY INVITED TO ATTEND THERMOGENESIS CORP.'S ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT
                                      of
                              THERMOGENESIS CORP.
                      11431 Sunrise Gold Circle, Suite A
                           Rancho Cordova, CA 95742
                                (916) 638-8357

              INFORMATION CONCERNING THE SOLICITATION OF PROXIES

      This Proxy Statement is furnished to the Stockholders of THERMOGENESIS CORP. (the "Company" or "Corporation") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of the Stockholders (the "Meeting") to be held on may 29, 1996 at 10:00 a.m. (PDST), at the Courtyard by Marriott, located at 10683 White Rock Road, Rancho Cordova, California 95670, and at any and all adjournments thereof. A copy of the Company's Annual Report for the year ended June 30, 1995 accompanies this Proxy Statement. Only Stockholders of record on April 19, 1996 will be entitled to notice of, and to vote at, the Meeting.

      The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors and "FOR" the approval of proposals 2, 3, 4, and 5, and at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Company written notice of its revocation addressed to Secretary, THERMOGENESIS CORP., 11431 Sunrise Gold Circle, Suite A, Ranch Cordova, California 95742, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Meeting and giving the Secretary notice of his or her intention to vote in person.

      The Company will bear the entire cost of preparing,  assembling, printing
and   mailing   proxy  materials  furnished  by  the  Board  of  Directors to
Stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Company's common stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear.


      This Proxy Statement and form of proxy were first mailed to Stockholders on or about April 26, 1996.


                         RECORD DATE AND VOTING RIGHTS

      The Company is authorized to issue up to 50,000,000 shares of common stock, par value $0.001, and 2,000,000 shares of preferred stock, par value $0.001. As of March 22, 1996, there were 24,765,434 shares of common stock issued and outstanding. No shares of preferred stock are outstanding. Each share of common stock shall be entitled to one vote on all matters submitted for Stockholder approval, including the election of directors. The record date for determination of Stockholders entitled to notice of and to vote at the Meeting is April 19, 1996. The Company's Certificate of Incorporation does not provide for cumulative voting. Under Delaware law, abstentions and broker non-votes will be counted for purposes of determining quorum to open the meeting, but will not be counted for or against any proposal submitted.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

      The  authorized  number  of  directors  of  the  Company is stipulated in
Article III, Section 2 of the Company's Bylaws as not less than three (3) nor more than seven (7). The Board of Directors has fixed the number of directors to be elected at the annual meeting at five (5), pursuant to the authority vested in them by the Bylaws.

      The Company's Amended and Restated By-laws (the "By-laws") currently provide for the annual election of all directors. The Board of Directors has approved an amendment to the Company's Certificate under which, subject to stockholder approval as provided in Proposal 3 below, the Board would be divided into three classes with each class of directors to serve a three-year staggered term. If Proposal 3 is approved by the stockholders, the terms served by the directors will be three years, with one of the three class of directors standing for election each year, except for the initial year of the classified Board at which time the first class of the directors will stand for re-election to that class. The amendment to the Certificate of Incorporation to provide for a classified board is discussed under Proposal 3 beginning on page ___, and a copy of the proposed Amended and Restated Certificate of Incorporation (incorporating all proposals set forth in this proxy statement) is attached as Exhibit B to this Proxy Statement.

      If the stockholders fail to approve the proposed Amendment to the Certificate of Incorporation (as provided in Proposal No. 3 below), the Board will continue to have one class of directors, all members of which we be elected at each annual meeting of stockholders, and directors elected at an annual meeting will continue serve (without regard to the class designation below) until the next annual meeting or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

      In the event that any of the nominees should unexpectedly decline or be unavailable to act as a director, the enclosed proxy may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate any person in addition to, or in lieu of, those named below.

NOMINEES FOR DIRECTOR

      The following table sets forth the persons nominated by the Board of Directors for election as directors and certain information with respect to those persons.

                                        DIRECTOR      COMMON STOCK         PERCENT                   (7)
NOMINEE                 AGE             SINCE         OWNERSHIP{(1)}       OWNERSHIP             CLASS

Philip H. Coelho        52             1986               1,069,000{(2)}          4.19%               III

Charles de B. Griffiths 45             1989               1,015,000{(3)}          4.03%                II

Sid V. Engler           55             1992                 150,000{(4)}           *  %               III

Noel K. Atkinson        75             1989                 508,706{(5)}          2.05%                 I

Walter J. Ludt, III     52              --                  300,000{(6)}          1.2%                 II

Officers and Directors
as a Group (6)                                             3,042,706             11.48%

Footnotes to Table

 *Less than 1%.

{(1)} For computation purposes, the ownership includes only options exercisable on or before June 30, 1996 and the total outstanding includes shares assumed exercised for percentage ownership computation.

{(2)}Includes rights to purchase 350,000 Common Shares at $1.16 per share and 400,000 Common Shares at $1.0625 per share pursuant to stock options granted December 31, 1993, and October 23, 1995, respectively.

{(3)}Includes rights to purchase 250,000 Common Shares at $1.16 per share and 200,000 Common Shares at $1.0625 per share pursuant to stock options granted December 31, 1993 and October 23, 1995, respectively. Also includes 515,000 Common Shares held by the Beuford Trust for the benefit of Mr. Griffiths. Although he is the beneficiary of the trust, Mr. Griffiths has no voting or dispositive power over the 515,000 shares held in trust.

{(4)}Includes rights to  purchase  50,000  Common  Shares  at $1.27 and 100,000
    Common Shares at $1.16 pursuant to stock options granted in July 26, 1991 and December 31, 1993, respectively.

{(5)}Includes 176,707 shares of common stock registered in the name of a living trust established by Mr. Atkinson and also includes rights to purchase 100,000 shares at $1.16 per share pursuant to stock options granted on December 31, 1993.

{(6)}Includes rights to purchase 200,000 Common Shares at $1.062 per share pursuant to stock options granted in October 1995, and rights to purchase 100,000 Common Shares at $1.50 per share pursuant to stock options granted pursuant to employment in 1995.

{(7)}Assuming approval of Proposal 3 below, board members designated in Class I would stand for re-election at the next annual meeting of stockholders, members designated in Class II would stand for re-election at the annual stockholders meeting for fiscal 1997, and members designated in Class III would stand for re-election at the annual meeting of stockholders for fiscal 1998. If Proposal 3 is not approved, all directors will serve a one year term and stand for re-election at the next annual meeting of stockholders.

BACKGROUND OF NOMINEES.

      The following is the business background for the previous five (5) years for officers and directors of the Registrant:

      Philip H. Coelho was named President of the Company on September 1, 1989. Prior to becoming President he was Vice President and Director of Research, Development and Manufacturing since October 1, 1986. Mr. Coelho was President of Castleton, Inc. from October, 1983 until December 31, 1986. Castleton developed and previously licensed the Insta Cool Technology to the Company. Mr. Coelho has a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis.

      Charles de B. Griffiths was elected to the Board of Directors in December 1989 and became Director of International Sales in January 1990. He is a Chartered Accountant and holds a degree in Economics from the University of Manchester, UK. From January 1980 until December 1987 he had been the Managing Director of a number of successful overseas manufacturing subsidiaries of the Cloride Group, including a $25,000,000 joint venture with the government of Egypt which he steered to profitability in its first year of operation. In his last appointment with Cloride he was in charge of the Scandinavian manufacturing operations based in Denmark and was concurrently responsible for all European automotive marketing activities. Mr. Griffiths is an internationally oriented businessman with appropriate experience in industrial marketing and manufacturing enhanced by studies at Harvard and Cranfield Business Schools. He conducted a consulting practice in the United Kingdom from January 1988 until December 1989.

      S.V. Engler is Senior Vice President of Marketing of Liquid Carbonic, Inc. Canada, a subsidiary of CBI, the world's largest supplier of commercial carbon dioxide. Mr. Engler joined Liquid Carbonic in May 1961 and has worked in the areas of engineering, sales and marketing and management positions. He has been in his current position since January 1983. Mr. Engler's experience is primarily in the area of food chilling and freezing and he holds several patents and has several patents pending in this area. He graduated with a Bachelor of Science Degree in Mechanical Engineering from Queens University in Kingston, Ontario, Canada.

      Noel K. Atkinson has been engaged successfully in general real estate brokerage and development since 1946. After retiring in 1979, Mr. Atkinson accepted selected consulting engagements until 1985 when he founded a venture capital firm. His venture capital firm was a founding investor in Insta Cool, Inc. of North America and Ovutec, Inc. Mr. Atkinson also was a founder and investor in the media with KRU radio station in Northern California. Mr. Atkinson completed five years of university level upper and lower division courses in the field of structural engineering and architecture at the University of Washington.

      Walter J. Ludt, III rejoined the Company as its Chief Operating Officer and Vice President in February 1995. From March 1994 until February 1995, Mr. Ludt was a consultant (acting Chief Financial Officer) to the Omohundro Company, a manufacturer of state of the art carbon fiber spars for sail boats, where he was instrumental in raising $5,000,000 in capital and restructuring $2,500,000 in bank debt. From June 1992 to February 1994, Mr. Ludt was Vice President and Chief Financial Officer of Protel Technology, a developer and marketer of sophisticated EDA software. Prior to June 1992, Mr. Ludt was a Director, Chief Financial Officer, and Secretary of THERMOGENESIS CORP. Mr. Ludt holds a Bachelor of Science Degree in Business/Accounting from California State University at Long Beach.

VOTE REQUIRED

      The plurality of votes of the shares of common stock present or represented and voting at the meeting is required to elect the nominees submitted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS



                                 PROPOSAL TWO
                     APPROVAL OF AMENDED STOCK OPTION PLAN

      The Company's Stock Option Plan (the "Plan") currently provides for the granting of options representing the right to acquire up to 800,000 shares of common stock. On October 23, 1995, and subject to Stockholder approval, the Board of Directors approved an amendment to the Stock Option Plan to increase the number of shares of common stock issuable upon exercise of options granted under the Plan by an additional 1,200,000 shares in order to assure that the Stock Option Plan will continue to have sufficient shares to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The amendment is set forth in Exhibit A attached to this Proxy Statement. The other terms of the Plan remain unchanged.

      At of June 30, 1995, options under the Plan representing the right to acquire a total of 100,000 shares of the Company's common stock had been granted to officers, directors, and employees of the Company. In addition, on October 23, 1996, the Compensation Committee of the Board of Directors granted replacement options to certain officers of the Company, subject to stockholder approval of an amendment to the Plan to increase the number of shares of common stock reserved under the plan, to compensate for the expiration of $.53 options held by such officers, which was necessitated by the officers' agreement to enter into a lock-up agreement with the Company's placement agent during the Company's recent equity financing. The options granted represent the right to purchase 800,000 shares of common stock in the aggregate. Specifically, a replacement option was granted to Philip H. Coelho representing the right to acquire 400,000 shares, a replacement option was granted to Charles de B. Griffiths representing the right to acquire 200,000 shares, and a replacement option was granted to Walter J. Ludt, III representing the right to acquire 200,000 shares, all of which are exercisable at $1.062 per share, the market price for the Company's common stock on the date of grant. If stockholder approval for the proposed amendment is not received, the options will be deemed granted outside of the Plan.

DESCRIPTION OF THE PLAN.

      The following is a summary of the principal provisions of the Plan in effect prior to the amendment described in this Proposal Two. Other than the increase in the number of shares of common stock underlying the Plan, no other changes to the provisions described will be made. The summary is not intended to be a complete description of all the terms and provisions of the Plan. Any Stockholder of the Company may obtain a complete copy of the Plan upon written request to the Secretary of the Company at its principal office in Rancho Cordova, California.

ADMINISTRATION. The Plan is administered by the Stock Option and Compensation Committee consisting of two or more disinterested Board members (herein the "Committee"). The Committee is responsible for the operation of the Plan and, subject to the terms thereof, makes all determinations regarding (i) participation in the Plan by employees of the Company or subsidiaries and (ii) the nature and extent of such participation. The interpretation and construction of any provisions of the Plan by the Committee shall be final. The Board may at any time remove a Committee member and appoint a successor, provided the successor is a disinterested Board member.

      The Plan provides that Committee members receive options to purchase 1,500 shares of Class A common stock under the Plan provided that the Committee member serves as such for the entire year. Committee members shall not otherwise be entitled to participate in the Plan. Options shall be granted to Committee members for each year provided that the Committee member has served as such for the entire year and shall have a term of five years and an exercise price equal to the closing price of the Company's Class A common stock as of the last business day of the calendar year. The options granted to Committee members shall be subject to similar forfeiture provisions and other restrictions as other participants under the Plan.

      Other than the ability to receive options, Committee members shall serve without compensation, unless otherwise determined by the Board, provided that the Company shall pay the expenses of such members incurred in the administration of the Plan, subject to approval of the Board.

ELIGIBILITY. The Plan provides for the grant of options to officers, directors and employees of the Company (herein "participants"). The Committee determines which participants are to be granted options under the Plan. The options under the Plan which have not been granted may be granted to the participants except that Committee members may only receive options granted to them as Committee members.

TERMS OF OPTIONS. Each option will be evidenced by a stock option agreement between the Company and the participants to whom such option may be granted. Options granted to persons other than Committee members under the Plan shall have a term of up to 10 years, as determined by the Committee, and shall be subject to the following additional terms and conditions:

EXERCISE OF OPTIONS. Options shall become exercisable during a period or during such periods as the Committee shall determine and may be specifically conditioned upon achieving specified performance goals. An option may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Class A common stock to be purchased and tendering payment to the Company of the purchase price. The Committee may, in its discretion, allow a participant to pay the option price over such period of time as the Committee shall, from time to time, designate, provided that the participant shall execute a promissory note evidencing the debt on such terms and conditions as is determined by the Committee. Interest at prime rate shall be paid on any such promissory note and payment of the note in full must occur at the time of the sale of the underlying stock.

OPTION EXERCISE PRICE. The option price will be determined by the Committee and shall be the fair market value of the Company's Class A common stock on the date of grant, based upon the closing price of the Class A common stock on that date.

EMPLOYMENT AGREEMENT.   The  Committee  may  include  in  an option agreement a
condition that the participant shall agree to remain in the employ of the Company for a specified period of time following the date of grant.

TERMINATION OF STATUS AS AN EMPLOYEE OR DIRECTOR. If the participant ceases to serve as an employee, officer or director of the Company, the options held by the optionee may be exercised within 90 days after the date he ceases to be an employee, officer or director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination and after such 90-day period all unexercised options shall terminate. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

DEATH. If an optionee should die while serving as an employee, officer or director of the Company, the options held by the participant may be exercised by the participant's estate at any time within six months after the death and shall terminate thereafter. If a participant should die within one month after ceasing to serve as an employee, officer or director of the Company, the options may be exercised within six months after the death to the extent the option was exercisable on the date of such death. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

SUSPENSION OR TERMINATION OF OPTIONS. No option shall be exercisable by any person after its expiration date. If the Committee reasonably believes that a participant has committed an act of misconduct, the Committee may suspend the participant's right to exercise any option pending a final determination by the Committee. If the Committee determines a participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as an agent to terminate such agency relationship, neither the participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Committee shall act fairly and in good faith and shall give the participant an opportunity to appear and present evidence on the participant's behalf at a hearing before the Committee. The determination of the Committee shall be final and conclusive unless overruled by the Board of Directors.

NONTRANSFERABILITY OF OPTIONS. An option is nontransferable, other than by will or the laws of descent and distribution, and is exercisable only by the participant during his or her lifetime or, in the event of death, by the executors, administrators, legatees or heirs of his or her estate during the time period provided above.

HOLDING REQUIREMENTS. To the extent required by Rule 16b-3, as promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, all participants who are officers or directors of the Company shall not be entitled to transfer any shares of Class A common stock received upon the exercise of the options granted under the Plan for a period of six months from the date that such options were granted.

OTHER  PROVISIONS.   The  option  agreement   may  contain  such  other  terms,
provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event any change, such as stock split, is made in the Company's capitalization which results in an exchange of Class A common stock for a greater or lesser number of shares, an appropriate adjustment shall be made in the option price and in the number of shares subject to the option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options shall automatically terminate, provided that the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise his or her options. In the event of the sale of all or substantially all of the Company's assets or the merger of the Company with or into another corporation, (i) if the Company is the surviving corporation following a merger or consolidation each option shall, upon exercise, entitle the holder to the issuance of securities to which a holder of the number of shares of Class A common stock subject to the option would be entitled after the merger or consolidation, or (ii) all options shall otherwise terminate, provided that the participant shall have the right, immediately prior to the merger, consolidation, dissolution or liquidation to exercise his or her options.

AMENDMENT AND TERMINATION. The Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the Stockholders; provided, however, that Stockholder approval is required for any amendment which increases the number of shares for which options may be granted, changes the designation of the class of persons eligible to be granted options, or materially increases the benefits which may accrue to participants under the Plan. Notwithstanding the foregoing, no action by the Board of Directors or Stockholders may alter or impair any option previously granted under the Plan without the consent of the participant.

VOTE REQUIRED

      The affirmative vote of the majority of shares present or represented and voting at the Meeting is required to approve Proposal Two.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK ISSUABLE UNDER THE PLAN BY 1,000,000 TO 1,800,000 TOTAL SHARES.

                                PROPOSAL THREE
         APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
            TO PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS

      Delaware law permits, but does not require, the adoption of a classified Board of Directors pursuant to which the directors can be divided into as many as three classes with staggered terms of office and with only one class of directors coming up for election each year. The Company's Certificate of Incorporation does not currently provide for a classified board. Delaware law allows the future classification of the Board of Directors upon a vote of the stockholders. Adoption of a classified board is generally considered to have an anti-takeover effect which may enhance stockholder value under certain circumstances.

      The Board has unanimously approved, subject to stockholder approval, adoption of amendments to the Certificate of Incorporation to provide for a classification of the Board into three classes of directors (designated Class I, Class II and Class III), each class serving a staggered three-year term, an each class being as nearly equal in number as possible. As a result of a classified board, approximately one-third of the Board would be elected each year. Initially, each class will have two members and members of all three classes will be elected at this Meeting pursuant to the designation and nominations submitted in Proposal 1 above. Directors elected to Class I will serve until the next annual meeting of stockholders for fiscal year ended June 30, 1996 (or until their respective successors are duly elected and qualified or until their earliest death, resignation or removal). Directors initially elected to Classes II and III will serve until the annual meetings of stockholders to be held for fiscal years 1998 and 1999, respectively (or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal).

      Commencing with the election of directors to Class I at the next annual meeting of stockholders, each class of directors elected at an annual meeting of stockholders would be elected to three-year terms. Any vacancies or newly created directorships, however occurring, will be filled by a vote of the majority of the directors then remaining in office. Once elected, a director filling a vacancy or a newly created directorship will hold office for the term expiring at the annual meeting of stockholders for the term of the class to which he has been elected.

      The By-laws currently provide that directors shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors. Upon approval of this proposal, the Company's Bylaws will also be amended to reflect the change to classify the Board of Directors.

ADVANTAGES

      A classified Board could moderate the pace of any change in control of the Board of Directors by extending generally the overall time required to elect a majority of the directors. At least two stockholder meetings, instead of one, would generally be required to effect a change in control of the Board of Directors.

      The Board believes that lengthening the time required to elect the majority of directors, and thus gaining control of the Board, will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company, and be knowledgeable about the Company's products and development. Although the Company has had no difficulty in the past in maintaining continuity, the Board of Directors considers it advisable to provide the additional assurance of continuity that is afforded by the classification of directors at this stage of its research and development to insure completion of products and implementation of the Company's goal to diversify with new products and markets.

DISADVANTAGES

      It should be noted also that the effect of a classified board of directors will impact the ability to significantly change the composition of the Board of Directors at any single election of directors, whether or not such a change in members comprising the Board of Directors would be beneficial to the Company and its stockholders. Furthermore, even if a majority of the company's stockholders believe that such a change in the composition of the Board of Directors would be desirable, they could not effect the change at a single meeting to elect directors. Rather, such change would most likely require successive meetings to elect directors, unless a sufficient number of stockholders voted in favor of amending the Certificate of Incorporation to eliminate the classified board provisions. Therefore, adoption of the amendment to the Certificate of Incorporation may have significant effects on the ability of the stockholders of the Company to change the composition of the incumbent Board of Directors. The overall effect of the proposal is to render more difficult the accomplishment of the assumption of control by a principal stock holder, and thus to make the removal of management more difficult, even when performance of the present board is the reason for seeking the change.

      Under the Delaware General Corporations Law, the affirmative vote of the holders of a majority of all of the Company's issued and outstanding shares of Common Stock is required to adopt the amendment to the Certificate concerning classification of the Board. The amendment has been unanimously approved by the Board of Directors and, assuming requisite stockholder approval, will become effective upon the filing of an Amended and Restated Certificate Incorporation with the Delaware Secretary of State.

VOTE REQUIRED

      Approval of the Classified Board Proposal will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock.

THE BOARD OF DIRECTORS ___________ RECOMMENDS VOTING FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD.


                                 PROPOSAL FOUR
           APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                      TO INCLUDE A FAIR PRICING PROVISION

      Because Delaware General Corporations Law, absent specific provisions to the contrary in the Certificate of Incorporation, requires only a majority vote of the outstanding shares to approve mergers, consolidations and most other business combinations, a potential takeover bidder, under some circumstances, could acquire a simple majority of the Corporation's outstanding stock through any combination of one or more tender offers, exchange offers, open market purchases or private purchases, and follow such acquisition by a business combination such as a merger or a sale of assets with or to the takeover bidder. In the Board's opinion, the terms of such a merger, sale of assets or other transaction probably would not involve proper negotiation because the takeover bidder would control both sides of the negotiations and would have sufficient votes to approve any such transaction if a stockholder vote were required. As a result, substantial inequities could be forced upon the remaining stockholders.

      The inclusion of a "fair pricing" provision in the Company's Certificate of Incorporation would attempt to limit a person's ability to take over the Company. The inclusion of Article FIFTH is intended to encourage potential takeover bidders to engage in arms-length negotiations with the Corporation before attempting a takeover. If the bidder negotiates with the Corporation, the Board believes it will have the bargaining power necessary to ensure appropriate terms for any proposed business combination.

      Article FIFTH would mandate that one of three (3) requirements be met for the approval of any "business Combination" of the Corporation or a subsidiary with any "Interested Stockholder." An Interested Stockholder includes any business entity, individual or group of individuals which is the beneficial owner of 10% or more of the outstanding voting stock and affiliates of the Corporation who were 10% beneficial owners within two (2) years preceding the date in question. A Business Combination includes virtually every transaction between a Major Stockholder and the Corporation or a subsidiary of the Corporation, including a merger or consolidation, a sale of assets, the issuance of securities and a reclassification or recapitalization involving Corporation stock while an Interested Stockholder exists.

The three (3) alternatives, one of which would need to be satisfied under the provision, are:

      (1) The Business Combination must be approved by the affirmative vote of at least 80% of the shares of outstanding voting stock and the affirmative vote of at least 67% of outstanding voting stock exclusive of voting stock held by the Interested Stockholder;

      (2) The Business Combination must be approved by a 75% vote of the Continuing Directors, which are defined as members of the board which are not Interested Stockholders and were members of the board prior to the Interested Stockholders becoming Interested Stockholders or certain successors of Continuing Directors, and by a majority of the Board of Directors; or

      (3) The consideration to be received by the Corporation's Stockholders must meet certain fair pricing provisions. These fair pricing provisions require that: (a) the aggregate consideration to be received per share by holders of common stock in the Business Combination is equal to the higher of
(i) the amount paid for such common stock by the Interested Stockholder within a two-year period or upon becoming an Interested Stockholder, (ii) the fair market value of the common stock on the announcement date or the date on which the Interested Stockholder became an Interested Stockholder, or (iii) the fair market value multiplied by a ratio reflective of the price paid by the Interested Stockholder and the fair market value; (b) the consideration for the shares will be paid in cash or a form of consideration approved by the holders of voting stock; (c) the amount per share received by holders of securities other than common stock shall be equal to the higher of the highest price paid by the Interested Stockholder for such securities, the fair market value of such securities on the announcement date or on the determination date, or the highest preferential amount holders of such securities would be entitled to upon liquidation; (d) after the Interested Stockholder becomes an Interested Stockholder but prior to the Business Combination there shall have been no reduction in the rate of dividends, and the Interested Stockholder shall not have become the beneficial owner of any newly issued shares; (e) the Interested Stockholder shall not have received the benefit, directly or indirectly, of any loans or other financial assistance from the Corporation; and (f) a proxy or information statement describing the proposed Business Combination shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination.

      The three alternative requirements proposed in Article FIFTH would apply in addition to the requirement under Delaware law that most Business Combinations, including mergers, consolidations, sales of assets and dissolutions, be approved by a majority vote of the Corporation's outstanding shares as well as approval by the board.

      ARTICLE FIFTH IS NOT BEING PROPOSED IN RESPONSE TO OR IN ANTICIPATION OF ANY PARTICULAR TAKEOVER ATTEMPT, BUT IS BEING PROPOSED TO DETER THE POSSIBILITY THAT SUCH A BID MAY BE MADE IN THE FUTURE.

ADVANTAGES

      This Article is intended to encourage potential takeover bidders to engage in negotiations with the Board before attempting a takeover so that the Board can obtain appropriate terms for all Stockholders in any proposed Business Combination. If the potential takeover bidder is unwilling to obtain prior Board approval, or the Board refuses to grant approval, the Article is designed to give the Corporation's Stockholders protection not otherwise available under Delaware law. If Board approval is not obtained, the proposed transaction must be on terms sufficiently attractive to obtain approval by an 80% majority vote of the outstanding shares and two-thirds majority of the shares excluding those of the Interested Stockholder, or, among other requirements, such remaining Stockholders must receive fair value for their stock.

DISADVANTAGES

      The  overall  effect  of the proposal is to  render  more  difficult  the assumption of control by a principal Stockholder, and thus make it more difficult to remove management. The additional approval requirements could substantially increase the overall vote required to approve a Business Combination, and, depending on how many votes are held by the Interested
Stockholder, approval could require a percentage approaching 100% of the outstanding shares. Consequently, the Board and management may be able to obtain veto power over any proposed takeover by refusing to approve the proposed Business Combination and obtaining sufficient votes to defeat the additional approval requirements.

      In addition, if Board approval is not obtained by the potential takeover bidder, a minority of the Corporation's Stockholders could effectively block a proposed Business Combination by preventing the requisite Stockholder approval. In order to eliminate a minority Stockholder's ability to defeat a Business Combination which did not receive prior approval by the Board, but is nonetheless later determined by the Board to be in the best interest of the Corporation and its Stockholders, the Article provides that the approval of 75% of the Board of Directors precludes the need for supermajority Stockholder approval. Because this Article would tend to discourage certain takeover bids and would encourage other takeover bidders to negotiate with the Board, it would also tend to assist the incumbent Board and current management in retaining their present positions. In addition, even if the Board does not grant its prior approval, a takeover bidder may still proceed with a tender offer or other purchases of Corporation stock although the resulting acquisition may be more difficult and more expensive. Because of the potential increased expenses and the tendency of Article FIFTH to discourage competitive bidders, the price offered to Stockholders may be lower than if Article FIFTH was not included.

      Amendment or repeal of the proposed Article FIFTH would require the affirmative vote of at least 80% of the outstanding shares, or by a majority of the outstanding shares if approved by at least 75% of the Continuing Directors and a majority of the Board of Directors.

VOTE REQUIRED

      Approval of the Fair Pricing Provision Proposal will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock voting as a group.

THE BOARD OF DIRECTORS ___________ RECOMMENDS VOTING FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCLUDE A FAIR PRICING PROVISION.



                                 PROPOSAL FIVE
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
             TO EFFECT A ONE-FOR TWO CONSOLIDATION OF COMMON STOCK


GENERAL

      The Board of Directors has concluded that it would be advisable to amend the Company's certificate of incorporation to effect a one-for-two consolidation ("reverse stock split") of the Company's issued and outstanding common stock. The effect of such an amendment to the Company's certificate of incorporation will be to add a new paragraph to existing Article FOURTH, which will read as follows:

            "Each two (2) issued and outstanding shares of common stock of this Corporation shall be combined into one (1) share of validly issued, fully paid and non-assessable common stock, par value $.001. Each person as of [the date this amendment is filed] holding of record any issued and outstanding shares of common stock shall receive upon surrender to the Company's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-consolidation common stock to which such shareholder is entitled after giving effect to the consolidation; provided, however, that all fractional shares resulting therefrom shall be paid in cash."

      The proposed amendment to the certificate of incorporation of the Company was ________ by the Board of Directors who directed that it be submitted for stockholder approval at the Meeting. The amendment will result in each stockholder receiving one (1) share of post-consolidation common stock ("New Common Stock") for each two (2) shares of presently issued and outstanding common stock ("Old Common Stock") owned by such stockholder.

      The rights, preferences and privileges of the shares of common stock before and after the proposed consolidation will be the same and the proposed consolidation will not affect any stockholder's proportionate equity interest in the Company or the rights, preferences, or privileges of any stockholder, other than an immaterial adjustment which may occur due to the purchase of any fractional shares of common stock that result from the consolidation. Shares of common stock issuable upon the exercise of outstanding stock options or upon the exercise of outstanding warrants will also be combined in the same ratio of one-for-two.

      The Company currently has outstanding only one class of common stock and no shares of preferred stock. In the event that Proposal Five is approved and adopted by the stockholders, the number of outstanding shares of common stock would be reduced by approximately one-half. The Company is authorized to issue 52,000,000 shares of common stock, 50,000,000 of which are designated common shares, and 2,000,000 of which are designated preferred shares. Of the 50,000,000 shares of authorized common stock, there are currently 24,765,434 shares issued and outstanding. Further, there are approximately 3,957,000 additional shares underlying warrants and options which are immediately exercisable. The number of shares of common stock issuable upon conversion of warrants or exercise of stock options would also be reduced (one-for-two) in connection with the proposed consolidation.

      The proposed consolidation will not change the authorized number of shares of common stock or preferred stock, although as a result of the consolidation, the decrease in the number of issued and outstanding shares will result in an increase in the number of shares available for future issuance. There would be no effect on outstanding options and warrants except for the adjustment (one-for-two) to the conversion ratio as discussed above.

      The following table illustrates the principal effects of the proposed consolidation, as of the record date:

NUMBER OF                           PRIOR TO                      AFTER
SHARES OF                           PROPOSED                      PROPOSED
COMMON STOCK                        CONSOLIDATION                 CONSOLIDATION

Authorized                          50,000,000                    50,000,000


Issued and
Outstanding                         24,765,000                    12,382,717**

Available for
Future Issuance                     21,277,566*                   35,638,783*

NOTE TO TABLE

* Assumes further reduction for shares underlying warrants and options which are reserved.

** Subject to minor adjustment due to the purchase of fractional shares resulting from the consolidation.


      If any stockholder is left with fractional shares as a result of the consolidation, the Company will purchase for cash all such fractional shares based on the average Lo and Hi bid price for the Company's common stock as of the effective date of the amendment to the certificate of incorporation, which will be the date it is filed with the Delaware Secretary of State (the "Effective Date").

      It is not anticipated that any change will be made in the Company's capital stock as a result of the proposed consolidation, and the Company is not currently entertaining any thoughts of placing additional shares of common stock, either privately or publicly, to raise additional capital.




REASONS FOR THE CONSOLIDATION

      The Board of Directors believes that a public company considered to be engaged in the development and exploitation of biotechnology, or involved with products and devices used in the biotechnology field, should generally have between 12,000,000 and 15,000,000 shares of stock issued and outstanding. The Board of Directors believes that the proposed consolidation of the Company's common stock would place the Company within that range and allow management and the market to evaluate the performance of other similar companies and to compare other companies with the Company's performance.

      The Board of Directors further believes that the current per share price of the common stock and the large number of shares of common stock outstanding have had a negative impact on the marketability of the existing common stock, the amount and percentage of transaction costs by stockholders, and the potential ability of the Company to raise capital by issuing additional shares of common stock. The Board of Directors is hopeful that after the consolidation the market will react positively and in such a fashion that the price of the Company's common stock will rise and cease to be treated as "low-priced" stock by the investment community.

      The Board of Directors recognizes that the proposed consolidation will not, in itself, result in the Company's common stock being categorized other than as a low-priced stock, and that the only path to being categorized as other than low-priced is through sustained growth and profitability, neither of which can be assured, and the absence of which would result negatively upon the trading value of the Company's common stock following the proposed consolidation.

      The  Company  believes   there  are  several  reasons  why  the  proposed
consolidation may enhance the value of and marketability of its common stock. These reasons are summarized briefly below.

      Institutional investors often have internal policies that prevent the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Similarly, many banks do not permit collateralization of loans through the pledge of low-priced stocks. If the consolidation, coupled with Company growth and profitability, results in an increase in the per share price for the Company's common stock, the Company may be able to attract institutional investors as well as provide an avenue for its stockholders to collateralize loans using their common stock instead of selling that stock for needed money.

      Further, some brokerage firm's implement internal policies and practices that tend to discourage dealing with low-priced stock. These practices result in time-consuming procedures and internal controls that must be complied with for payment of brokerage commissions (and additional procedures, including branch manager approval), which function to make handling low-priced stock unattractive to brokers and registered representatives of a brokerage firm. Some brokerage firms also require a non-solicitation letter from the client when the client desires to purchase a low-priced stock. These policies and procedures add delay and burden to the process, based on separate business criteria of the brokerage firm, and are designed to balance the commission to be paid with the cost of handling the stock transaction, rather than considering and evaluating such factors as the underlying nature of the transaction and quality of the issuer. The Company believes that such policies do not foster evaluation of its reported results and prospects for future growth and stockholder return, factor which should be considered in evaluating stock prices.

      Also, since the broker's commissions and transaction costs on low-priced stock generally represent a higher percentage of the stock sale price than commissions and costs on higher-priced stocks, the current share price of the Company's common stock can result in individual shareholders paying transaction costs (commissions, mark-ups, mark-downs, etc.) which are a higher percentage of the total share value than would be the case if the Company's share price were higher.

      Although the Board of Directors is hopeful that the decrease in the number of shares of common stock that would be outstanding after the proposed consolidation will result in an increased price level per share of common stock which will encourage interest in the market for that common stock and promote greater marketability for the common stock, no assurances can be given that the market will respond to the consolidation with an increase in the per share price.

      Finally, the affect of the proposed consolidation, and resulting decrease in the number of shares of common stock on the market, could adversely affect the trading value of such common stock if there is not a corresponding increase in the per share price level for such stock following the consolidation. Many factors beyond the Company's control will affect the ultimate trading market and there can be no assurance that the per-share price for the Company's common stock immediately after the consolidation will reflect the corresponding math material value based on the consolidation alone, or that any such value will be sustained for any period of time.

      The Company's common stock has been traded on the Nasdaq SmallCap Market under the symbol "KOOL" since 1986. On April 1, 1996, the closing bid price for the Company's common stock, as quoted on the Nasdaq Market, for a share of common stock was $1.75 per share. The following table sets forth the range of high and low bid prices for the Company's common stock for the fiscal years ended June 30, 1994 and 1995 as reported in the Nasdaq Market. Such prices reflect inter-dealer quotation without adjustment for retail mark ups, mark downs or commissions and may not represent actual transactions.

            FISCAL 1995:                  HIGH        LOW

            First Quarter                 $ 1.50      $ 0.97
            Second Quarter                $ 1.75      $ 1.25
            Third Quarter                 $ 2.03      $ 1.19
            Fourth Quarter                $ 1.97      $ 1.50

            FISCAL 1994:

            First Quarter                 $ 2.44      $ 1.03
            Second Quarter                $ 1.47      $ 1.00
            Third Quarter                 $ 1.56      $ 1.19
            Fourth Quarter                $ 1.22      $ 0.97


EXCHANGE OF STOCK CERTIFICATES

      If the proposed amendment to the Company's certificate of incorporation to provide for a one-for-two consolidation is approved, the Company will file an amended and restated certificate of incorporation as soon as practicable after the Meeting, consistent with the Company's judgment on timing and timing requirements that may be imposed by the Nasdaq Market. The proposed consolidation will become effective upon the filing of that amended and restated certificate of incorporation (the "Effective Date"). The Trust Company of New Jersey has been appointed as the Company's exchange agent ("Exchange Agent") to act for stockholders in effecting the exchange of their certificates.

      Stockholders will be notified and requested to surrender their certificates representing shares of the Old Common Stock to the Exchange Agent in exchange for certificates representing shares of New Common Stock after giving effect to the consolidation. Commencing with the effective date, however, each certificate representing shares of Old Common Stock will be automatically deemed, without any action on the part of the holders thereof or on the part of the Company or the Exchange Agent, for all purposes to evidence ownership of New Common Stock taking into account the consolidation.

      No scrip or fractional share certificates of New Common Stock will be issued in connection with the proposed consolidation. Stockholders who would otherwise receive fractional shares will receive, instead, the cash value for such fractional shares determined by multiplying the fractional share by the closing bid price for the Company's common stock on the Effective Date.





FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax consequences of the proposed consolidation are set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general in nature. Furthermore, individual circumstances may alter the effect or require different tax treatment depending upon those specific circumstances. Accordingly, stockholders are advised to consult with their own tax advisor(s) for more detailed information relating to their individual circumstances and the individual tax treatment that may result as a result of the consolidation.

      1.The proposed consolidation will be a tax-free recapitalization for the Company and its stockholders.

      2.The shares of New Common Stock registered in the name of a stockholder (or beneficially owned by such stockholder) will have an aggregate basis for computing gain or loss equal to the aggregate basis of the Old Common Stock held by that stockholder immediately prior to the Effective Date for the proposed consolidation.

      3.A stockholder's holding period for shares of New Common Stock will include the holding period of shares of Old Common Stock tendered in exchange, provided that the shares of Old Common Stock were capital assets in the hands of the stockholder on the Effective Date of the proposed consolidation.

      4.Depending on the individual facts and circumstances, to the extent a stockholder receives cash in lieu of a fractional share, the stockholder may be required to treat such cash as income from a dividend or as a sale or exchange of the fractional share and will recognize gain or loss based on the difference between the cash price paid and the stockholder's basis in the fractional share. While it appears that dividend treatment will not apply, stockholders are advised to consult with their own tax advisor with respect to individual treatment.

REGISTRATION AND TRADING

      The New Common Stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company will continue to file periodic and current reports with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. In addition, the Company's New Common Stock will continue to be traded on the Nasdaq SmallCap Market. The Company intends to file all required notifications with the Nasdaq Market to provide for continued trading (on a post-consolidated basis) in coordination with the Effective Date. Certificates representing the New Common Stock will, however, contain a new CUSIP number.

      The Company has no intention of entering into any future transaction or business combination which would result in deregistration of the New Common Stock under the Exchange Act, or which might result in loss of eligibility for the New Common Stock to be listed and traded on the Nasdaq Market.

VOTE REQUIRED

      The affirmative vote of the holders of a majority of the outstanding common stock is required to approve Proposal Five.

THE BOARD OF DIRECTORS ___________ RECOMMENDS VOTING FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A ONE-FOR-TWO CONSOLIDATION OF THE COMPANY'S COMMON STOCK.

          EXECUTIVE COMPENSATION OF MANAGEMENT, OWNERSHIP OF CERTAIN
                STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

The following table sets forth certain information with respect to executive officers of the Company.

                                                                           AGE            OFFICE HELD
NAME                                  POSITIONS WITH THE COMPANY                           SINCE
Philip H. Coelho                      President, Chief Executive Officer     52             1989{(1)}
                                      and Chief Financial Officer

Charles de B. Griffiths               V.P. Marketing, Secretary and          45             1990
                                      Director

Walter J. Ludt, III                   Chief Operating Officer, Vice          52             1995{(2)}
                                      President



{(1)}Prior to becoming President, Mr. Coelho served as Vice President and Director of Research, Development and Manufacturing from 1986 to 1989.

{(2)}Mr. Ludt previously served as Chief Financial Officer, Secretary and Treasurer for the Company from June 1992 to February 1994.

Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. Messrs. Coelho and Griffiths have entered into employment agreements with the Company which expire in December 1996. There is no family relationship between any of the officers and directors.


EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid for the past three years for all services of Philip H. Coelho, the President, Chief Financial Officer and Chief Executive Officer of the Company. No other executive officers of the Company received total annual salary in 1996 in an amount exceeding $100,000.


                          SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                                                       OTHER ANNUAL
NAME AND PRINCIPAL                                                     COMP.           RESTRICTED STOCK    OPTIONS GRANTED
POSITION                YEAR        SALARY                 BONUS                       AWARD(S)

Philip H. Coelho,       1993         $ 85,000              $0          $17,335{(1)}     $0                    350,000
President, Chief
Financial Officer, and  1994         $106,795              $0          $15,000{(2)}     $0                    -0-
Chief Executive
Officer                 1995         $110,000              $0          $27,296{(3)}     $0                    -0-



{(1)} Represents payments of $7,200 annual automobile allowance and $10,135 in accrued vacation pay.

{(2)} Represents payments of $7,200 annual automobile allowance and $7,800 in accrued vacation pay.

{(3)} Represents payments of $7,200 annual automobile allowance and $20,096 in accrued vacation pay.

{(4)}Pursuant to Mr. Coelho's 1993 employment agreement with the Company, he received an award of 350,000 options representing the right to acquire an equal number of shares of the Company's common stock.

________________________

EMPLOYMENT AGREEMENTS

      In December 1993, the Company and Mr. Coelho entered into an employment agreement whereby Mr. Coelho agreed to serve as President and Chief Executive Officer and receive compensation equal to $110,000 per year and a $600 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated upon 60 days notice by Mr. Coelho or by the Company with or without cause. In the event Mr. Coelho is terminated by the Company without cause, Mr. Coelho will be entitled to receive severance pay equal to the lesser of two years of his annual salary or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Coelho is terminated other than "for cause" within six months of a change of control, Mr. Coelho shall be paid an amount equal to two years of his annual salary. Further, if, within six months of a change of control, Mr. Coelho determines, in his sole discretion, that the policies and procedures of the Board of Directors are unacceptable, upon Mr. Coelho's resignation, he will be paid an amount equal to his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, (iii) the acquisition of the Company in a merger or other business combination, or (iv) the sale or transfer of 50% or more of the Company's assets or earning power. The employment agreement expires, by its terms, in December 1996.

      In December 1993 the Company and Charles de B. Griffiths entered into an employment agreement whereby Mr. Griffiths agreed to serve as Vice-President of Marketing and receive compensation equal to $80,000 per year and a $1,000 per month car allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated upon 60 days notice by Mr. Griffiths or by the Company with or without cause. In the event Mr. Griffiths is terminated by the Company without cause, Mr. Griffiths will be entitled to receive severance pay equal to the lesser of two years of his annual salary, or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Griffiths is terminated other than "for cause" within six months of a change of control, Mr. Griffiths shall be paid an amount equal to two years of his annual salary. Further, if, within six months of a change of control, Mr. Griffiths determines, in his sole discretion, that the policies and procedures of the Board of Directors are unacceptable, upon Mr. Griffiths' resignation, he will be paid an amount equal to his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, (iii) the acquisition of the Company in a merger or other business combination, or (iv) the sale or transfer of 50% or more of the Company's assets or earning power. The employment agreement expires, by its terms, in December 1996.

OPTIONS GRANTED IN LAST FISCAL YEAR

      No options were granted to Mr. Coelho during the fiscal year ended June 30, 1995.

      No options were granted to any other officer or director during the fiscal year ended June 30, 1995, with the exception of the automatic award of 25,000 options to each outside director acting on the Compensation Committee and administering the Company's 1994 Stock Option Plan as provided under the Company's 1994 Stock Option Plan, and no officers or directors exercised any options during that year.

AGGREGATED OPTION EXERCISES  IN  LAST  FISCAL  YEAR  AND FISCAL YEAR-END OPTION
VALUES

      The following table sets forth director options exercised and option values for fiscal year 1995 for all nominees.

                                                             Number of options at    Value of Unexercised
                         Shares Acquired                     FY end (Exercisable/      Options at FY End
                         Exercised         Value Realized       Unexercisable)           (Exercisable/
                         or                                                           Unexercisable) (1)
NAME
Noel K. Atkinson         -                  -               66,666                     $ 68,666
                                                                   33,334              $ 34,334

Philip H. Coelho         -                  -               433,333{(2)}               $299,333
                                                                  116,667              $ 46,667

S.V. Engler              -                  -               116,666                    $ 41,166
                                                                   33,334              $ 13,334

Charles de B. Griffiths  -                  -               266,666{(3)}               $362,999
                                                                   83,334              $130,001

Walter Ludt, III         -                  -               100,000{(4)}               $103,000
                                                                     -0-

{(1)}   Based on June 30, 1995 year end closing bid price of $1.56 per share.
{(2)} Options to acquire 200,000 shares at $.53 per share expired in November 1995.
{(3)} Options to acquire 100,000 shares at $.53 per share expired in November 1995.
{(4)} Options to acquire 100,000 shares at $.53 per share expired in November 1995.


DIRECTORS COMPENSATION

      All directors who are not employees of the Company are paid a meeting fee of $300 per meeting attended in person. In addition, members of the Board's Stock Option and Compensation Committee receive options to purchase 25,000 shares of Class A common stock upon completion of each full year of service on such Committee. (See "the Company Stock Option Plan," below.)

THE 1994 STOCK OPTION PLAN

      The Company's 1994 Stock Option Plan (the "Stock Option Plan") was approved by the Company's stockholders in January 1995. A total of 800,000 shares were approved by the stockholders for issuance under option agreements, subject to the Stock Option Plan. Subject to Stockholder approval, the Company is proposing to increase the numbers of shares subject to the Stock Option Plan by an additional 1,000,000 shares. (See Proposal Two, above.)

      The Stock Option Plan permits the grant of stock options to employees, officers and certain directors. The purpose of the Stock Option Plan is to attract the best available personnel to the Company and to give employees, officers and certain directors of the Company a greater personal stake in the success of the business.

      The  Stock  Option  Plan  is  administered   by   the  Stock  Option  and
Compensation Committee, which determines the recipients of options and the terms of options granted, including the exercise price, number of shares subject to the options and the exercisability thereof, and the terms of any direct sales of shares. The exercise price of all stock options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant, and the term of the stock options may be up to five years for all participants who are members of the Stock Option and Compensation Committee and up to 10 years for all other participants.

      Upon completion of each full year of service on the Stock Option and Compensation Committee, each member of such Committee is granted options to purchase 25,000 shares of common stock, at an exercise price equal to the closing price of such common stock on the last business day of the calendar year.

      As of June 30, 1995, 100,000 options had been granted under the Stock Option Plan. However, on October 23, 1996, the Stock Option and Compensation Committee resolved to grant options to purchase 860,000 shares of common stock to Philip H. Coelho, Charles de B. Griffiths, Walter J. Ludt, III, and Terry Wolf in replacement of options which expired due to a lock-up agreement entered into between those individuals and the Company's placement agent in order for the Company to obtain a needed capital infusion for current research and development needs. The options expire 5 years from the date of grant and are exercisable at $1.062 per share which represents the fair market value on the date of grant. In addition, as mentioned above, options to purchase 77,000 shares of common stock were issued to certain employees in connection with normal employment practice, with exercise prices ranging from $0.82 to $1.19 per share.


PRINCIPAL STOCKHOLDERS

      The Company is not aware of any stockholder of record who owns five percent (5%) or more of the outstanding common stock, and the Company has not received any Form 13d filings which would indicate that any stockholder owns beneficially more than five percent (5%) or more of the Company's common stock. The table sets forth on page 2 of this proxy statement sets forth, as of March 15, 1996, certain information with respect to the beneficial ownership of shares of the Company's common stock by all directors and executive officers of the Company individually, and all directors and all executive officers of the Company as a group. As of March 15, 1996, there were 24,765,434 shares of common stock outstanding.

CERTAIN RELATED TRANSACTIONS

      There were no related party or interested party transactions involving the Company during the fiscal year ended June 30, 1995, or from that date to the date of this proxy statement.


COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

      Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission ("Commission"), directors and officers of the Company timely filed all required reports pursuant to
Section 16(a) of the Securities Exchange Act of 1934.


                                 OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT AUDITORS

      The Company has retained the firm of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending June 30, 1996. The Company expects a representative of Ernst & Young LLP to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement if he desires to do so. Such representative will be available to respond to appropriate questions.


TRANSFER AGENT

     The Trust Company of New Jersey, Thirty-Five Journal Square, Jersey City, New Jersey 07306 is the transfer agent for the Company's Common Stock.


ACTION ON OTHER MATTERS

      The Board of Directors of the Company knows of no other matters that may or are likely to be presented to the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgement in such matters pursuant to discretionary authority granted in the proxy.


STOCKHOLDER PROPOSALS

      Stockholder proposals to be included in the Company's Proxy Statement and proxy for its 1996 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission ("SEC") and must be received by the Company no later than September 15, 1996, which is 120 days prior to when the Company usually sets its annual meeting date.


ADDITIONAL INFORMATION

      Each Stockholder has received the Company's 1995 Annual Report containing the Company's 1995 audited financial statements, including the report of its independent public accountants. Upon receipt of a written request, the Company will furnish to any Stockholder, without charge, a copy of the Company's 1995 Form 10-KSB as filed with the SEC under the Securities Exchange Act of 1934 (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto). Stockholders should direct any request to the Company, 11431 Sunrise Gold Circle, Suite A, Rancho Cordova, California 95742, Attention: Charles de B. Griffiths, Secretary.


                              THERMOGENESIS CORP.
                              By Order of the Board of Directors



                              Charles de B. Griffiths, Secretary
Rancho Cordova, California

                                   EXHIBIT A

      The following provision of the Company's Stock Option Plan is proposed to be amended in the manner described in the Proxy Statement to which this Exhibit relates.

      "Section 3.1.  Shares subject to the Plan.

      The shares of stock of the Company subject to issuance under the Plan shall be shares of Common Stock. Except as otherwise provided in Section 2.2, the aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 2,000,000."

                                      EXHIBIT B

                                      FORM OF
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                 THERMOGENESIS CORP.


      THERMOGENESIS CORP., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. This corporation was originally incorporated under the name of Refrigeration Systems International, Inc. on July 3, 1986 upon filing its certificate of incorporation with the Secretary of State of the State of Delaware.

      2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the First Article of the Certificate of Incorporation of this corporation to reflect the new corporate name as approved by the stockholders pursuant to Section 242.

      3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

      FIRST:    The   name   of   the   corporation   (hereinafter  called  the
"Corporation") is

                                 THERMOGENESIS CORP.

      SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Trent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Two Million (52,000,000) consisting of Two Million (2,000,000) shares of Preferred Stock, par value $.001 per share, and Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share.

      Each two (2) issued and outstanding shares of common stock of this Corporation shall be combined into one (1) share of validly issued, fullly paid and non-assessable common stock, par value $.001. Each person as of [the date this amendment is filed] holding of record any issued and outstanding shares of common stock shall receive upon surrender to the Company's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-consolidation common stock to which such shareholder is entitled after giving effect to the consolidation; provided, however, that all fractional shares resulting therefrom shall be paid in cash.

      The Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular.

      FIFTH: The affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock (as herein defined) and the affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of Voting Stock exclusive of Voting Stock held by an "Interested Stockholder" (as herein defined) shall be required for the adoption or authorization of any Business Combination (as herein defined), provided that such eighty percent (80%) and sixty-seven percent (67%) voting requirements shall not be applicable if all of the conditions specified in paragraph (2) of this Article FIFTH are met.

      1. DEFINITIONS. The following definitions shall apply for purposes of this Article FIFTH:

           (a) "Person" shall mean any individual, firm, corporation or other entity.

           (b) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 provided, however, that the term "registrant" as used in such definition of "Associate" shall mean the Corporation.

           (c) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of "Interested Stockholder" set forth below, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

           (d) "Voting Stock" shall mean capital stock of the Corporation entitled to vote generally in the election of directors.

           (e) "Beneficial Owner" shall have the meaning set forth in Regulation 13D under the Securities Exchange Act of 1934, and includes any other person with which such Beneficial Owner has any agreement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

           (f) "Interested Stockholder" shall mean, in respect of any Business Combination, any person (other than the Corporation, any Subsidiary, any pension, savings, or other employee benefit plan of employees of the
Corporation or any Subsidiary, or any one or a group of more than one Continuing Director) who or which:

               (i) is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 or any successor securities law.

           (g) "Business Combination" shall mean any one or more of the following transactions:

               (i) Any merger or consolidation of the Corporation or any Subsidiary with or into any Interested Stockholder or any Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder.

               (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder or any Person of more than 50% of the assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of five million dollars ($5,000,000) or more.

               (iii) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder or any Person in exchange for cash, securities or other property (or combination thereof) having an aggregate Fair Market Value of one million dollars ($1,000,000) or more which amount shall be adjusted for stock splits and combinations.

               (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder.

               (v) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

           (h) "Continuing Director" shall mean any member of the Board of Directors of the Corporation who: (i) is not an Interested Stockholder nor an Affiliate of the Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder; or (ii) is a successor of a Continuing Director who is not an Affiliate of the Interested Stockholder and who is recommended to succeed a Continuing Director prior to his initial election or appointment to the Corporation's Board of Directors by a two-thirds vote of the Continuing Directors then on the Board of Directors.

           (i) "Fair Market Value" shall mean:

               (i) in the case of stock, the highest closing sale price of a share of such stock during the thirty (30) day period immediately preceding the date for which such Fair Market Value is being determined on the principal United States securities exchange registered under the Securities Exchange Act of 1934 or successor law on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date for which such Fair Market Value is being determined on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the Fair Market Value of such stock as determined in good faith by the Board of Directors; and

               (ii) in the case of property other than cash or stock, the Fair Market Value of such property determined by the Board of Directors in good faith for the date on which such Fair Market Value is being determined subject to any appraisal rights provided by applicable law.

      (1) EXCEPTION TO 80% AND 67% VOTE REQUIREMENTS. The eighty percent (80%) and sixty-seven percent (67%) vote required by this Article FIFTH for approval of certain Business Combinations shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote of the Voting Stock as required by law and any other provision of this Certificate of Incorporation, if:

           (a) Such Business Combination shall have been approved by a seventy-five percent (75%) vote of the Continuing Directors and a majority of the Board of Directors, or

           (b) All of the following conditions shall have been met with respect to such Business Combination:

               (i) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following, adjusted to reflect subdivisions of stock and stock splits:

                    A. The highest per share price (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    B. The Fair Market Value per share of Common Stock (1) on the Announcement Date, or (2) on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; or

                    C. The Fair Market Value per share of Common Stock determined pursuant to the immediately preceding subparagraph B, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.

               (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in such form as the holders of the Voting Stock may approve as a class.

               (iii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (A), (B) or (C) below.

                    A. The highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of beneficial ownership of shares of such class or series of Voting Stock (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    B. The Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                    C. The highest preferential amount per share to which the holders of shares of such class or series of Voting Stock would be entitled, if any, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

               (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision or split of the Common Stock), except as approved by a seventy-five percent (75%) vote of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a seventy-five percent (75%) vote of the Continuing Directors; and (b) such Interested Stockholder shall not have become the Beneficial Owner of any newly issued shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder, and except as necessary to reflect any subdivision or split of the Common Stock.

               (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with a Business Combination or otherwise.

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act or Rules) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

      (1) CERTAIN DETERMINATIONS. The Continuing Directors, acting as a committee, shall have the power and duty to determine for the purposes of this Article FIFTH, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) the Fair Market Value of the assets which are the subject of any Business Combination, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination, including whether the aggregate Fair Market Value is five million dollars ($5,000,000) or more.

      (1) FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article FIFTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

      (1) AMENDMENT AND REPEAL. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Voting Stock of the Corporation shall be required to amend, modify or repeal, or to adopt any provisions inconsistent with this Article FIFTH of this Certificate of Incorporation; provided, however, that this Article FIFTH may be amended, modified or repealed, and any such new provision may be added, upon the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding shares of the Voting Stock of the Corporation, if such amendment, modification, repeal or addition shall first have been approved and recommended by a resolution adopted by a seventy-five percent (75%) vote of the Continuing Directors.


      SIXTH:   The Corporation is to have perpetual existence.

      SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholder or any class thereof, as the case may be, it is further provided:

      1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

           (a) The number of directors constituting the entire Board shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be six (6) until otherwise fixed by a majority of the entire board.

           (b) The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. At the initial annual meeting of stockholders adopting of this Article Eighth directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

           (c) Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.
Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of section (c) of this Article EIGHTH shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

      2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

      3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

      NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by subsection (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      TENTH:   The  Corporation  shall,  to  the  fullest  extent permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

      DATED:  May ____, 1996


                              ___________________________________
                                    Philip H. Coelho, President
                                    and Chief Executive Officer

ATTEST:

__________________________________
Charles de B. Griffiths, Secretary

                                 THERMOGENESIS CORP.
            11431 Sunrise Gold Circle, Suite A, Rancho Cordova, CA  95742

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Philip H. Coelho and Charles de B. Griffiths, and each of them, as proxies with the power to appoint his or her or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of THERMOGENESIS CORP. ("the Company"), held of record by the undersigned on April 19, 1996, at the Annual Meeting of Stockholders to be held on May 29, 1996, at 10:00 a.m. (PDT), at the Courtyard by Marriott, located at 10683 White Rock Road, Rancho Cordova, California, 95670, and at any and all adjournments thereof.

1.    Election of Directors.

FOR all nominees listed below _____   WITHOUT AUTHORITY ____
(except as marked to the contrary below)  (to vote for all Nominees below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Philip H. Coelho              Charles de B. Griffiths        Sid V. Engler
Noel K. Atkinson              Walter J. Ludt, III


2.Approval of an Amendment to increase the number of shares of common stock underlying the 1994 Stock Option Plan.

      FOR _______             AGAINST _________              ABSTAIN _____

3.Approval of an Amendment to the Certificate of Incorporation to provide for a classified board of directors.

      FOR ________            AGAINST ____________            ABSTAIN _____

4. Approval of an Amendment to the Certificate of Incorporation to provide for a "fair pricing" provision.

      FOR ________            AGAINST ____________            ABSTAIN _____

5.Approval of an Amendment to the Certificate of Incorporation to provide for a one-for-two consolidation of common stock.

      FOR _________           AGAINST ____________            ABSTAIN _____

6.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjournment.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5, AND IN THE DISCRETION OF THE PROXIES FOR ANY OTHER MATTER THAT IS PRESENTED.

Please sign exactly as your name appears on the share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

             _______________________    _________________________
             Name (Print)               Name (Print) (if held jointly)


Dated: ____ ________________________   ___________________________
            Signature                  Signature (if held jointly)


             ____________________________________________________

             ____________________________________________________
               (Address)                        (Address)




I will ___ will not ___
attend the meeting.

PLEASE  MARK,  SIGN,  DATE  AND  RETURN  THE  PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.